Exhibit 99.1

Phillips 66 Partners Provides Guidance on First-Quarter 2021 Results

HOUSTON, April 5, 2021 – Phillips 66 Partners LP (NYSE: PSXP) is providing guidance on results of operations for the first quarter of 2021 to reflect the Partnership’s decision to exit the Liberty Pipeline project and the effects of recent winter storms on asset utilization and utility costs.

Financial Data
(millions of dollars, unaudited)

	Quarter Ended March 31, 2021
	Estimated Range
	Low	High
Net income (loss) attributable to Phillips 66 Partners*	$(60)	10
*Includes an estimated impairment of $180 million to $210 million related to the Liberty Pipeline project.

The Partnership has not completed its financial closing procedures for the first quarter of 2021, and actual results could vary from these preliminary estimates. Please see the information set forth below under “Cautionary Statement Regarding Forward-Looking Statements” for additional information about the preliminary first-quarter 2021 results.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors)	Shannon Holy (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	shannon.m.holy@p66.com	thaddeus.f.herrick@p66.com

Phillips 66 Partners Provides Guidance on First-Quarter 2021 Financial Results

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws.The preliminary first-quarter 2021 financial information included in this press release are forward-looking statements. These forward-looking statements are based on management’s expectations, estimates and beliefs as of the date of this press release, but are not guarantees of future performance or of actual first-quarter 2021 results. You should not unduly rely on the forward-looking statements as they involve certain risks, uncertainties and assumptions. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual first-quarter 2021 results to differ materially from those described in the forward-looking statements include the fact that the company has not yet completed its quarterly financial statement close process. Additional developments and adjustments may arise between the date of this release and the time the financial information for the first-quarter 2021 period is finalized, which may cause the actual, final information to vary from the forecasted estimates contained in this release.